                                                             Exhibit 4.3a
                                                             Tiffany & Co.
                                                             Report on Form 10-K
                                                             Fiscal Year 1998

                                  TIFFANY & CO.
                             a Delaware Corporation
                                 (the "Company")
                           TERMS OF STOCK OPTION AWARD
                        (Standard Non-Qualified Option )
                                    under the
                          1998 EMPLOYEE INCENTIVE PLAN
                                  (the "Plan")
              Terms Adopted May 21, 1998, Revised January 21, 1999

1. Introduction and Terms of Option. Participant has been granted a Non-Qualified Stock Option Award (the "Option") to purchase shares of the Company's Common Stock under the Plan by the Stock Option Subcommittee of the Company's Board of Directors (the "Committee"). The name of the "Participant", the "Grant Date", the number of "Covered Shares" and the "Exercise Price" per Share are stated in the attached "Notice of Grant". The other terms and conditions of the Option are stated in this document and in the Plan. Certain initially capitalized words and phrases used in this document are defined in paragraph 10 below and elsewhere in this document.

2. Award and Exercise Price; Option Not An Incentive Stock Option. Subject to the terms and conditions stated in this document, the Option gives Participant the right to purchase the Covered Shares from the Company at the Exercise Price. The Option is not intended to constitute an "incentive stock option" as that term is used in the Code.

3. Earliest Dates for Exercise - Cumulative Installments. Unless otherwise provided in paragraphs 4, 5 or 6 below, the Option shall become exercisable ("mature") in cumulative installments according to the following schedule:

--------------------------------------------------------------------------------
As of the following             The Option  shall  mature with the respect to
anniversary of the Grant        the following  percentage  ("installment") of
Date:                           the Covered Shares:
--------------------------------------------------------------------------------
One-year anniversary            25%
--------------------------------------------------------------------------------
Two-year anniversary            25%
--------------------------------------------------------------------------------
Three-year anniversary          25%
--------------------------------------------------------------------------------
Four-year anniversary           25%
--------------------------------------------------------------------------------

Once an installment of the Option matures, as provided in the above schedule, it shall continue to be exercisable with all prior installments on a cumulative basis until the Option expires.

4. Effect of Termination of Employment. An installment of the Option shall not mature if the Participant's Date of Termination occurs before the anniversary of the Grant Date on which such installment was scheduled to mature. Installments of the Option which mature prior to Participant's Date of Termination will remain exercisable, subject to expiration as provided in paragraph 6 below.

5. Effect of Change in Control. All installments of the Option shall mature upon the date of a Change of Control unless the Participant's Date of Termination occurs before the date of the Change of Control. The Committee reserves the right to unilaterally amend the definition of "Change of Control" so as to specify additional circumstances which shall be deemed to constitute a Change of Control.

6. Expiration. The Option, including matured installments thereof, shall not be exercisable in part or in whole on or after the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

a.    the ten-year anniversary of the Grant Date;

b. if the Participant's Date of Termination occurs by reason of death, Disability or Retirement, the two-year anniversary of such Date of Termination;

c. if the Participant's Date of Termination occurs for reasons other than death, Disability, Retirement or Termination for Cause, the three month anniversary of such Date of Termination;

d. if the Participant's Date of Termination occurs by reason of Termination for Cause, the Date of Termination.

7. Methods of Option Exercise. The Option may be exercised in whole or in part as to any Shares that have matured by filing a written notice of exercise with the Secretary of the Company at its corporate headquarters prior to the Expiration Date. Such notice shall specify the number of Shares which the Participant elects to purchase and shall be accompanied by either of the following:

a. a bank-certified check payable to the Company (or other type of check or draft payable to the Company and acceptable to the Secretary) in the amount of the Exercise Price for the Shares being exercised plus any tax withholding resulting from such exercise as computed by Tiffany and Company's payroll department; or

b. a copy of directions to, or a written acknowledgment from, an Approved Broker that the Approved Broker has been directed to sell, for the account of the owner of the Option, Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option, together with an undertaking by the Approved Broker to remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price for the Shares exercised plus any tax withholding resulting from such exercise as computed by Tiffany and Company's payroll department.

In the case of exercise via method (a), the exercise shall be deemed complete on the Company's receipt of such notice and said check or draft. In the case of exercise via method (b), the exercise shall be deemed complete on the trade date of the sale. The Committee may approve other methods of exercise, as provided for in the Plan, before the Option is exercised.

8. Withholding. All distributions on the exercise of the Option are subject to withholding of all applicable taxes. The method for withholding shall be as provided in paragraph 7 above, unless the Committee approves other methods of withholding, as provided for in the Plan, before the Option is exercised.


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9. Transferability. The Option is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a "domestic relations order", as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall not be otherwise transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, nor shall it be subject to execution, attachment or similar process. Upon any attempt to transfer the Option otherwise than as permitted herein or to assign, pledge, hypothecate or otherwise dispose of the Option otherwise than as permitted herein, or upon the levy of any execution, attachment or similar process upon the Option, the Option shall immediately terminate and become null and void.

10. Definitions. For the purposes of the Option, the words and phrases listed below shall be defined as follows:

      a. Approved Broker. Means one or more securities brokerage firms designated by the Secretary of the Company from time to time.

      b. Change of Control. A "Change of Control" shall be deemed to have occurred if :

            (i) any person (as used herein, the word "person" shall mean an individual or an entity) or group of persons acting in concert has acquired thirty-five percent (35%) in voting power or amount of the equity securities of the Company (including the acquisition of any right, option warrant or other right to obtain such voting power or amount, whether or not presently exercisable) unless such acquisition is authorized or approved of by the Board of Directors of the Company,

            (ii) individuals who constituted the Board of Directors of the Company on May 1, 1998 (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors, provided that any individual becoming a director subsequent to May 1, 1988 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director) shall be, for the purposes of this paragraph 10(a), considered as though such individual were a member of the Incumbent Board; or

            (iii) any other circumstance with respect to a change in control of the Company occurs which the Committee deems to be a Change in Control of the Company.

      A Change of Control will also be deemed to have occurred as of fourteen days prior to the date scheduled for a Terminating Transaction if provisions shall not have been made in writing in connection with such Terminating Transaction for the assumption of the Option or the substitution for the Option of a new option covering the stock of a successor employer corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustments as to the number and kind of shares and prices.

      c.    Code. The Internal Revenue Code of 1986, as amended.

      d. Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the Grant Date on which Participant's employment with the


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

            Company and all Related Companies terminates for any reason; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer or required by applicable law. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

      e. Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a "Disability" if he or she is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment, which impairment, in the opinion of a physician selected by the Secretary of the Company, is expected to have a duration of not less than 120 days.

      f. Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan shall have the same meaning in this document.

      g. Retirement. "Retirement" of the Participant shall mean the occurrence of the Participant's Date of Termination after age 65 (other than a Termination for Cause) or the occurrence of the Participant's Date of Termination after age 55 pursuant to the retirement practices of the Participant's employer.

      h. Terminating Transaction. As used herein, the phrase "Terminating Transaction" shall mean any one of the following:

            (i)   the dissolution or liquidation of the Company;

            (ii)  a reorganization, merger or consolidation of the Company; or

            (iii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or upon the acquisition of substantially all of the property or more than eighty percent (80%) of the then outstanding stock of the Company by another corporation.

      i. Termination for Cause. "Termination for Cause" means termination of employment pursuant to the conduct-based provisions of the employer's policy on involuntary termination of employment by reason of a Participant's action or willful omission, including without limitation, the commission of a crime, fraud, willful misconduct or the unauthorized use or disclosure of confidential information which has resulted or is likely to result in damage to the Company or any of its subsidiaries.

11. Heirs and Successors. The terms of the Option shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. Participant may designate a beneficiary of his/her rights under the Option by filing written notice with the Secretary of the Company. In the event of the Participant's death prior to the full


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Standard Terms of Stock Option Award: Rev. II                             Page 4
exercise of the Option, the Option may be exercised by such Beneficiary to the extent that it was exercisable on the Participant's Termination Date and up until its Expiration Date. If the Participant fails to designate a Beneficiary, or if the designated Beneficiary dies before the Participant or before full exercise of the Option, the Option may be exercised by Participant's estate to the extent that it was exercisable on the Participant's Termination Date and up until its Expiration Date.

12. Administration. The authority to manage and control the operation and administration of the Option shall be vested in the Committee, and the Committee shall have all powers with respect to the Option as it has with respect to the Plan. Any interpretation of the Option by the Committee and any decision made by it with respect to the Option is final and binding.

13. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of the Option shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.


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Standard Terms of Stock Option Award: Rev. II                             Page 5

                                  TIFFANY & CO.
                             A DELAWARE CORPORATION
                                 (THE "COMPANY")
                           TERMS OF STOCK OPTION AWARD
                      (TRANSFERABLE NON-QUALIFIED OPTION)
                                    UNDER THE
                          1998 EMPLOYEE INCENTIVE PLAN
                                  (THE "PLAN")
              TERMS ADOPTED MAY 21, 1998, REVISED JANUARY 21, 1999

1. Introduction and Terms of Option. Participant has been granted a Non-Qualified Stock Option Award (the "Option") to purchase shares of the Company's Common Stock under the Plan by the Stock Option Subcommittee of the Company's Board of Directors (the "Committee"). The name of the "Participant", the "Grant Date", the number of "Covered Shares" and the "Exercise Price" per Share are stated in the attached "Notice of Grant". The other terms and conditions of the Option are stated in this document and in the Plan. Certain initially capitalized words and phrases used in this document are defined in paragraph 10 below and elsewhere in this document.

2. Award and Exercise Price; Option Not An Incentive Stock Option. Subject to the terms and conditions stated in this document, the Option gives Participant the right to purchase the Covered Shares from the Company at the Exercise Price. THE OPTION IS NOT INTENDED TO CONSTITUTE AN "INCENTIVE STOCK OPTION" AS THAT TERM IS USED IN THE CODE.

3. Earliest Dates for Exercise - Cumulative Installments. Unless otherwise provided in paragraphs 4, 5 or 6 below, the Option shall become exercisable ("mature") in cumulative installments according to the following schedule:

---------------------------------------------------------------------------------------------------------------
AS OF THE FOLLOWING ANNIVERSARY OF THE     THE OPTION SHALL MATURE WITH THE RESPECT TO THE FOLLOWING PERCENTAGE
GRANT DATE:                                ("INSTALLMENT") OF THE COVERED SHARES:
---------------------------------------------------------------------------------------------------------------
One-year anniversary                       25%
---------------------------------------------------------------------------------------------------------------
Two-year anniversary                       25%
---------------------------------------------------------------------------------------------------------------
Three-year anniversary                     25%
---------------------------------------------------------------------------------------------------------------
Four-year anniversary                      25%
---------------------------------------------------------------------------------------------------------------

Once an installment of the Option matures, as provided in the above schedule, it shall continue to be exercisable with all prior installments on a cumulative basis until the Option expires.

4. Effect of Termination of Employment. An installment of the Option shall not mature if the Participant's Date of Termination occurs before the anniversary of the Grant Date on which such installment was scheduled to mature. Installments of the Option which mature prior to Participant's Date of Termination will remain exercisable, subject to expiration as provided in paragraph 6 below.

5. Effect of Change in Control. All installments of the Option shall mature upon the date of a Change of Control unless the Participant's Date of Termination occurs before the date of the Change of Control. The Committee reserves the right to unilaterally amend the definition of a "Change of Control" so as to specify additional circumstances which shall be deemed to constitute a Change of Control.

6. Expiration. The Option, including matured installments thereof, shall not be exercisable in part or in whole on or after the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

a.       the ten-year anniversary of the Grant Date;

b. if the Participant's Date of Termination occurs by reason of death, Disability or Retirement, the two-year anniversary of such Date of Termination;

c. if the Participant's Date of Termination occurs for reasons other than death, Disability, Retirement or Termination for Cause, the three month anniversary of such Date of Termination;

d. if the Participant's Date of Termination occurs by reason of Termination for Cause, the Date of Termination.

7. Methods of Option Exercise. The Option may be exercised in whole or in part as to any Shares that have matured by filing a written notice of exercise with the Secretary of the Company at its corporate headquarters prior to the Expiration Date. Such notice shall specify the number of Shares which the Participant elects to purchase and shall be accompanied by either of the following:

a. a bank-certified check payable to the Company (or other type of check or draft payable to the Company and acceptable to the Secretary) in the amount of the Exercise Price for the Shares being exercised plus any tax withholding resulting from such exercise as computed by Tiffany and Company's payroll department; or

b. a copy of directions to, or a written acknowledgment from, an Approved Broker that the Approved Broker has been directed to sell, for the account of the owner of the Option, Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option, together with an undertaking by the Approved Broker to remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price for the Shares exercised plus any tax withholding resulting from such exercise as computed by Tiffany and Company's payroll department.

In the case of exercise via method (a), the exercise shall be deemed complete on the Company's receipt of such notice and said check or draft. In the case of exercise via method (b), the exercise shall be deemed complete on the trade date of the sale. The Committee may approve other methods of exercise, as provided for in the Plan, before the Option is exercised.

8. Withholding. All distributions on the exercise of the Option are subject to withholding of all applicable taxes. The method for withholding shall be as provided in paragraph 7 above, unless the Committee approves other methods of withholding, as provided for in the Plan, before the Option is exercised.

9. Transferability. The Option is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a "domestic relations order", as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall not be otherwise transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, nor shall it be subject to execution, attachment or similar process. Notwithstanding the foregoing, the Option may be transferred by the Participant to (i) the spouse, children or grandchildren of the Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of any or all Immediate Family Members, or (iii) a partnership in which any or all Immediate Family Members are the only partners, provided that (x) there may be no consideration paid or otherwise given for any such transfer, and (y) subsequent transfer of the Option is prohibited otherwise than by will, the laws of descent and distribution or


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
pursuant to a domestic relations order. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions of paragraph 4 above shall continue to be applied with respect to the original Participant following transfer and the Option shall be exercisable by the transferee only to the extent, and for the periods specified, herein. Upon any attempt to transfer the Option otherwise than as permitted herein or to assign, pledge, hypothecate or otherwise dispose of the Option otherwise than as permitted herein, or upon the levy of any execution, attachment or similar process upon the Option, the Option shall immediately terminate and become null and void.

10. Definitions. For the purposes of the Option, the words and phrases listed below shall be defined as follows:

a. Approved Broker. Means one or more securities brokerage firms designated by the Secretary of the Company from time to time.

b. Change of Control. A "Change of Control" shall be deemed to have occurred if :

         (i) any person (as used herein, the word "person" shall mean an individual or an entity) or group of persons acting in concert has acquired thirty-five percent (35%) in voting power or amount of the equity securities of the Company (including the acquisition of any right, option warrant or other right to obtain such voting power or amount, whether or not presently exercisable) unless such acquisition is authorized or approved of by the Board of Directors of the Company,

         (ii) individuals who constituted the Board of Directors of the Company on May 1, 1998 (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors, provided that any individual becoming a director subsequent to May 1, 1988 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director) shall be, for the purposes of this paragraph 10(a), considered as though such individual were a member of the Incumbent Board; or

         (iii) any other circumstance with respect to a change in control of the Company occurs which the Committee deems to be a Change in Control of the Company.

         A Change of Control will also be deemed to have occurred as of fourteen days prior to the date scheduled for a Terminating Transaction if provisions shall not have been made in writing in connection with such Terminating Transaction for the assumption of the Option or the substitution for the Option of a new option covering the stock of a successor employer corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustments as to the number and kind of shares and prices.

c.       Code. The Internal Revenue Code of 1986, as amended.

d. Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the Grant Date on which Participant's employment with the Company and all Related Companies terminates for any reason; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer or required by


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
         applicable law. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

e. Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a "Disability" if he or she is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment, which impairment, in the opinion of a physician selected by the Secretary of the Company, is expected to have a duration of not less than 120 days.

f. Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan shall have the same meaning in this document.

g. Retirement. "Retirement" of the Participant shall mean the occurrence of the Participant's Date of Termination after age 65 or the occurrence of the Participant's Date of Termination after age 55 pursuant to the retirement practices of the Participant's employer.

h. Terminating Transaction. As used herein, the phrase "Terminating Transaction" shall mean any one of the following:

         (i)      the dissolution or liquidation of the Company;

         (ii)     a reorganization, merger or consolidation of the Company; or

         (iii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or upon the acquisition of substantially all of the property or more than eighty percent (80%) of the then outstanding stock of the Company by another corporation.

i. Termination for Cause. "Termination for Cause" means termination of employment pursuant to the conduct-based provisions of the employer's policy on involuntary termination of employment by reason of a Participant's action or willful omission, including without limitation, the commission of a crime, fraud, willful misconduct or the unauthorized use or disclosure of confidential information which has resulted or is likely to result in damage to the Company or any of its subsidiaries.

11. Heirs and Successors. The terms of the Option shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. Participant may designate a beneficiary of his/her rights under the Option by filing written notice with the Secretary of the Company. In the event of the Participant's death prior to the full exercise of the Option, the Option may be exercised by such Beneficiary to the extent that it was exercisable on the Participant's Termination Date and up until its Expiration Date. If the Participant fails to designate a Beneficiary, or if the designated Beneficiary dies before the Participant or before full exercise of the Option, the Option may be exercised by Participant's estate to the extent that it was exercisable on the Participant's Termination Date and up until its Expiration Date.

12. Administration. The authority to manage and control the operation and administration of the Option shall be vested in the Committee, and the Committee shall have all powers with respect to the Option as it has with respect to the Plan. Any interpretation of the Option by the Committee and any decision made by it with respect to the Option is final and binding.


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Transferable Option: Terms of Stock Option Award -- Rev. II               Page 4

13. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of the Option shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.


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